Exhibit 10.3

CTBC BANK
中國信託銀行

PRIVATE & CONFIDENTIAL

7 July 2021

ATTENTION: SUPER MICRO COMPUTER, INC. TAIWAN

RE: The Summary of Short-Term Credit Facilities

According to Super Micro's needs of bank facilities, CTBC BANK CO., LTD. has approved bank facilities and terms below:

Product Type <facility no.>	Credit Line Amount	Tenor	Interest Rate	Notes
Short Term Loan/ Guarantee <TW00026207>	TWD1250M/ TWD100M	1 Year	I1(M)+0.50%/ 5‰ p.a.	1. Collateral: BaDe factory 2. Guarantee line is included in Short Term Loan.
Export/Import O/A Loan <TW00056080>	USD105M	1 Year	USD/TWD: Bargaining Rate	1. Clean loan 2. Drawdown Tenor: 120 Days (for Export O/A), 90 Days (for Import O/A) 3. O/A list is required upon drawdown. 4. Up to 100% of invoice amount can be financed. 5. O/A loan drawdown could be financed via TWD.
Total Cap	USD105M			

Bargaining Rate:

- COF/I1+0.70%: repay by the end of each quarter (Mar31, Jun30, Sep 30, Dec31)
- COF/I1+0.75%: Drawdown cross quarter

COF: CTBC BANK's cost of USD fund.

I1: CTBC BANK's cost of TWD fund.

Collateral:

- BaDe factory: Mortgaged amount TWD3,360M.

Facility availability:

- From 7 July 2021 to 31 August 2022

中國信託商業銀行
環球貿易金融中心
CTBC BANK CO., LTD.

Yours Faithfully,
For and on behalf of
CTBC BANK CO., LTD.

CTBC BANK
中國信託銀行

PRIVATE & CONFIDENTIAL

7 July 2021

ATTENTION: SUPER MICRO COMPUTER, INC. TAIWAN

TWD 350 Million 75-Month Term Loan Facility

Summary of Terms & Conditions

According to Super Micro's needs of debt finance, CTBC BANK CO., LTD. has approved bank facilities and terms below:

Borrower	Super Micro Computer, Inc. Taiwan (美超微電腦股份有限公司)
Purpose	To finance procurement of machinery, equipment, and computer software for Bade Factory phase 1 expansion.
Lender	CTBC Bank Co., Ltd. ("CTBC")
Facility Amount	TWD350,000,000only (CTBC facility no.: TW00156219, shared amount with TW00156221)
Facility Type	Program loan-midterm, non-revolving
Maturity	75 months from the Initial Drawdown Date
Interest Rate	2-year term floating rate of postal saving interest rate (2YR POSR) + 0.305%
Commission fee subsidy from National Development Fund	Loan Facility operates and governed in accordance with the guidelines of the National Development Fund ("NDF") ***"Loans for Accelerated Investment by Domestic Corporation"(*** **《根留台灣企業加速投資專案貸款》**), the interest rate bearing could be deducted directly with such subsidy. *(For example: the approved commission fee rate is 0.50% for the first 36 months, therefore the actual interest rate bearing for the Borrower will be "2YR POSR - 0.195%" for the first 36 months, and "2YR POSR + 0.305%" for the last 39 months.)*
Utilization	1. Drawdown application against lists of procurement contracts or commercial invoices paid within 6 months (in accordance of the date of payment). Each utilization amount is up to 70% of each list of contracts' or invoices' amount. Above mentioned lists are subject to procurement for machinery, equipment, and computer software. 2. Facility drawdowns are subject to pay and transfer to the vendors' account, except for those paid payables by the Borrower. *(Note: The invoice numbers which are financed shall be monitored in avoidance of multiple financing.)*
Availability Period	Available for drawdown by the Borrower within 15 months from the Initial Drawdown Date. Any undrawn facility amount shall be cancelled automatically at the end of the relevant Availability Period.
Repayments	Subject to a grace period of 6 months after each drawdown date, the principal outstanding of each drawdown under the Facility shall be amortized monthly from the 7th month. Scheduled repayment day is set on the 15th day of each month.

中國信託 環球貿易 CTBC BANK

Conditions Precedent for Initial Drawdown	1. Delivery of copies of investment plan for ***"Action Plan for Accelerated Investment by Domestic Corporations" (根留臺灣企業加速投資行動方案).*** 2. Delivery of copies of consent letter of qualification for ***"Action Plan for Accelerated Investment by Domestic Corporations" (根留臺灣企業加速投資行動方案).***
Conditions Subsequent	1. In case the Borrower violates guidelines of ***"Action Plan for Accelerated Investment by Domestic Corporations" (根留臺灣企業加速投資行動方案)***, or the NDF ceases the commission fee subsidy, the applicable interest rate shall restore to "2YR POSR + 0.305%".
Major Covenants and Undertakings	1. The ultimate parent company Super Micro Computer, Inc. shall all times maintain, directly and indirectly, 100% of the Borrower's equity capital. 2. The Borrower shall keep accurate and complete accounting records and vouchers. In case the Borrower violates guidelines, the Borrower shall return all the commission fees paid by the NDF for the case. 3. The Borrower warrants that, during the period of Facility, shall not grant any liens on those machinery, equipment, and computer software financed by this Facility to any third party.
Financial Covenants	The following financial covenants shall be tested semi-annually based on the Borrower's financial statements: (on Audited Annual Financial Statements or Unaudited Semi-Annual Financial Statements) (1) Current Ratio（Current Assets / Current Liabilities）≧100%； (2) Debt Service Coverage Ratio（EBITDA / (Current Portion of Long-Term Debt + Interest Expense)）≧130%； (3) Financial Debt Ratio（Total Financial Debts / Tangible Net Worth）≦180%。 For the following period, Debt Service Coverage Ratio & Financial Debt Ratio are tested at the level of: Period | 2022/12/31 | 2023/06/30 | 2023/12/31 Debt Service Coverage Ratio | ≧110% | ≧110% | ≧110% Financial Debt Ratio | ≦230% | ≦230% | ≦200% If a breach of any financial covenants at the relevant period, the Borrower shall: (A). arrange equity injection before the next Financial Covenants test period: or (B). total outstanding of short-term facilities (facility no.: TW00026207+TW005680) shall capped under USD70 million until Financial Covenants are tested complied with the relevant period.

Yours Faithfully,
For and on behalf of
CTBC BANK CO., LTD.

中國信託商業銀行
環球貿易金融中心
CTBC BANK CO., LTD.